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                                                                     EXHIBIT 21
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                             LIST OF SUBSIDIARIES
                             --------------------


            American Precision Industries (U.K.) Ltd.
            100 New Bridge Street, London England EC4V6JA

            API-AF Corporation
            2777 Walden Avenue, Buffalo, New York  14225

            API Development Corporation
            2777 Walden Avenue, Buffalo, New York  14225

            API-FS Corporation
            5 Kronprindsens Gade, St. Thomas, U.S. Virgin Islands  00801-8080

            API of Canada Inc.
            698 Wilson Avenue, Kitchener, Ontario, Canada  N2C 1H9

            Harowe Servo Controls, Inc.
            110 Westown Road, West Chester, Pennsylvania  19382

            Harowe Servo Controls (St. Kitts) Ltd.
            Bourkes Road, Sandy Point, Bassetere, West Indies

            Nitta-Apitron Co., Ltd. (50% owned)
            55-1 2chome, Honmachi, Higashi-ku, Osaka 541, Japan





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